EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement Form S-3, No. 333-105011 and related Prospectus of Factory 2-U Stores, Inc. for the registration of 2,590,379 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 2003, with respect to the financial statements and schedule of Factory 2-U Stores, Inc. included in its Annual Report (Form 10-K) for the year ended February 1, 2003, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP
San Diego, California
July 3, 2003